                                                                    EXHIBIT 99.1

                    For use by Transfer Agent

                          DEL GLOBAL TECHNOLOGIES CORP.
                  SUBSCRIPTION CERTIFICATE FOR RIGHTS OFFERING
                  FOR HOLDERS OF RECORD ON [____________], 2006

         DEL GLOBAL TECHNOLOGIES CORP. (the "Company") is conducting a rights offering (the "Rights Offering") that entitles the holders of the Company's common stock, $0.10 par value per share (the "Common Stock"), as of the close of business on [________], 2006 (the "Record Date") to receive one non-transferable subscription right (each, a "Right") for each share of Common Stock held of record on the Record Date. Each Right entitles the holder to subscribe for and purchase one share of Common Stock at a subscription price of $[____] per share
(the "Basic Subscription Right"). Set forth above is the number of shares to which the holder whose name and address is set forth above is entitled to subscribe pursuant to the Basic Subscription Right. If you exercise all of your
Basic Subscription Rights in full, you may also exercise an over-subscription right (the "Over-Subscription Right") to purchase additional shares of Common
Stock that remain unsubscribed at the expiration of the Rights Offering, subject to availability and allocation of shares among persons exercising this
Over-Subscription Right. If there is a change of address and you wish to subscribe, please note the new address and notify Mellon Investor Services LLC, the subscription agent, at the address listed in the Prospectus (as defined below) under the heading "The Rights Offering--Delivery of Subscription
Materials and Payment."

         FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE
RIGHTS OFFERING, PLEASE REFER TO THE COMPANY'S PROSPECTUS DATED [_________],
2006 (THE "PROSPECTUS"), WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY AT (847) 288-7000.

         THIS SUBSCRIPTION CERTIFICATE (THE "RIGHTS CERTIFICATE") MUST BE
RECEIVED BY MELLON INVESTOR SERVICES LLC, THE SUBSCRIPTION AGENT, WITH PAYMENT
IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON [_________], 2006, SUBJECT TO
EXTENSION (THE "EXPIRATION DATE"). ANY RIGHTS NOT EXERCISED PRIOR TO THE
EXPIRATION DATE WILL EXPIRE AND WILL HAVE NO VALUE. ANY SUBSCRIPTION FOR SHARES
OF COMMON STOCK IN THE RIGHTS OFFERING MADE HEREBY IS IRREVOCABLE.

         The Rights represented by this Rights Certificate may be exercised by duly completing Form 1. Rights holders are advised to review the Prospectus and instructions, copies of which are available from the Company before exercising their Rights. In addition, if certificates representing the Common Stock are to be issued in a name other than the registered holder or are to be sent to an address other than that shown above, also complete Form 2.

         SUBSCRIPTION PRICE: $[____] PER SHARE

         The registered owner whose name is inscribed hereon is entitled to subscribe for shares of Common Stock upon the terms and subject to the conditions set forth in the Prospectus and instructions relating to the use hereof.

         Except in limited circumstances described in the Prospectus, only you may exercise your Rights.

         RIGHTS HOLDERS SHOULD BE AWARE THAT IF THEY CHOOSE TO EXERCISE ONLY
PART OF THEIR RIGHTS, THEY MAY NOT RECEIVE A NEW RIGHTS CERTIFICATE IN
SUFFICIENT TIME TO EXERCISE THE REMAINING RIGHTS EVIDENCED THEREBY.

         The Company's ability to utilize its NOLs against future taxable income, if any, would be substantially reduced if it were to undergo an ownership change within the meaning of Section 382 of the Internal Revenue Code.
Section 382 generally restricts the use of an NOL after an "ownership change" to an annual amount equal to the value of the company multiplied by a government interest rate. An "ownership change" is generally a more than 50 percentage point increase in stock ownership measured by value, during a 3-year testing period by "5% shareholders". In determining 5% ownership, the following attribution provisions apply for purposes of Section 382 of the Code:

         o     Any family group consisting of an individual, spouse, children, grandchildren and parents are treated as one person. Note that an individual can be treated as a member of several different family groups. For example, your family group would include your spouse, children, father and mother, but your mother's family group would include her spouse, all her children and her grandchildren.

         o     Any common stock owned by any entity will generally be attributed proportionately to the ultimate owners of that entity.
               Attribution will also occur through tiered entity structures.

         o     Any persons or entities acting in concert or having a formal or informal understanding among themselves to make a coordinated purchase of common stock will be treated as one stockholder.

         o     Ownership may not be structured with an abusive principal purpose of avoiding these rules.

         The Company has the right, in its sole and absolute discretion, to limit the exercise of rights, including instructing the subscription agent to refuse to honor any exercise of rights, by 5% shareholders or a subscriber to the extent its exercise of rights might, in the Company's sole and absolute discretion, result in a subscriber owning 5% or more of the Company's common stock.

         IN ORDER TO PROTECT AGAINST AN UNEXPECTED "OWNERSHIP CHANGE" FOR
FEDERAL INCOME TAX PURPOSES, THE COMPANY HAS IMPLEMENTED THE PROTECTION
MECHANICS AS FOLLOWS:

         o     by purchasing shares of common stock, each subscriber will represent to us that it will not be, after giving effect to the purchase of the common stock, an owner, either direct or
               indirect, record or beneficial, or by application of Section 382 attribution provisions summarized above, of more than 1.2 million shares of the Company's common stock;

         o     if an exercise would result in the subscriber owning more than
               1.2 million shares of the Company's common stock, the subscriber must notify the subscription agent at the telephone number set forth under the heading "Subscription Agent;"

         o     if requested, each subscriber will be required to provide us with additional information regarding the amount of common stock that the subscriber owns; and

         o     the Company has the right to instruct the subscription agent to refuse to honor a subscriber's exercise to the extent an exercise might, in the Company's sole and absolute discretion, result in the subscriber owning 5% or more of the Company's common stock.

         By exercising rights in the offering, you agree that:

         o     the protection mechanics are valid, binding and enforceable against you;

         o     any purported exercise of rights, in violation of the protection mechanics section, will be void and of no force and effect; and

         o     the Company has the right to void and cancel (and treat as if never exercised) any exercise of rights, and shares issued pursuant to an exercise of rights, if any of the agreements, representations or warranties of a subscriber in the subscription documents are false.

                                     FORM 1

         EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

BASIC SUBSCRIPTION RIGHTS:

I apply for                       shares at $[___] each = $
            ---------------------                          -----------------
             (no. of new shares)  (subscription price)

OVER-SUBSCRIPTION RIGHTS:

         IF YOU HAVE FULLY SUBSCRIBED FOR YOUR BASIC SUBSCRIPTION RIGHT AND WISH
TO PURCHASE ADDITIONAL SHARES PURSUANT TO THE OVER-SUBSCRIPTION RIGHT:

I apply for                       shares at $[___] each = $
            ---------------------                          -----------------
             (no. of new shares)  (subscription price)

Total Amount Enclosed = $                              *
                         ------------------------------

METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES)):

         Payments must be made in full in U.S. currency by:

         o     check or bank draft payable to Mellon Investor Services LLC, the subscription agent, drawn against a U.S. bank; or

         o     postal, telegraphic or express money order payable to the
               subscription agent.

         If the Rights being executed pursuant to the Basic Subscription Rights do not account for all of the Rights represented by the Rights Certificate
(check only one):

         o     Deliver to the undersigned a new Rights Certificate evidencing the remaining Rights to which the undersigned is entitled.

         o     Do not deliver any new Rights Certificate to me.

         o     Check here if Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following:

   Name(s) of Registered Holder(s)
                                  ----------------------------------------------
   Window Ticket Number (if any)
                                ------------------------------------------------
   Date of Execution of Notice of Guaranteed Delivery
                                                     ---------------------------
   Name of Institution Which Guaranteed Delivery
                                                --------------------------------

-----------------
         * If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares indicated in the "Total"
line above, or if the number of shares being subscribed for is not specified, the Rights holder exercising this Rights Certificate shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of Underlying Shares for which you have indicated an intention to subscribe (such excess being the "Subscription
Excess"), then you will be deemed to have exercised the Over-Subscription Rights to the full extent of the excess payment tendered, to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price. To the
extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

Subscriber's Signature                            Telephone No.
                       ---------------------------             -----------------

                                     FORM 2

                    SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS

(a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. DO NOT FORGET TO
COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Issue Shares to:                           Soc. Sec. #/Tax ID #:
                ---------------------------                     ----------------
Address:
        ------------------------------------------------------------------------

(b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown above. See the Instructions. DO NOT
FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Name:
     ----------------------------------------------------------------------------
Address:
        -------------------------------------------------------------------------

ACKNOWLEDGMENT--THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU SIGN BELOW

         I/We acknowledge receipt of the Prospectus and understand that after delivery to Mellon Investor Services LLC as Subscription Agent for DEL GLOBAL
TECHNOLOGIES CORP. I/we may not modify or revoke this Subscription Certificate.
Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.

         The signature below must correspond with the name of the registered holder exactly as it appears on the books of the DEL GLOBAL TECHNOLOGIES CORP.
transfer agent without any alteration or change whatsoever.

Signature(s) of Registered                             Date:
 Holder:                   ----------------------------     --------------------

         If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

Name:                        Capacity:              Soc. Sec. #/Tax ID#:
     -----------------------          -------------                     --------
Address:                                                  Phone:
        ---------------------------------------------           ----------------

         The Rights are not transferable in any way, except to affiliates of the recipient and except by operation of law. Evidence satisfactory to the DEL
GLOBAL TECHNOLOGIES CORP. that any such permitted transfer is proper must be delivered to the subscription agent prior to the Expiration Date by mail, by hand or by overnight courier to Mellon Investor Services LLC at the address specified in the Prospectus and Instructions for Use of Del Global Subscription
Certificate.

                             GUARANTEE OF SIGNATURES

         All Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

------------------------------------------ -------------------------------------
Name of Firm                               Authorized Signature

------------------------------------------ -------------------------------------
Address                                    Name

------------------------------------------ -------------------------------------
City, State, Zip Code                      Title

------------------------------------------
Area Code and Telephone Number

         YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES
DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN
YOURSELF.